Exhibit 99.3

EXELON CORPORATION

LETTER TO

DEPOSITORY TRUST COMPANY PARTICIPANTS

Relating to the Offers to Exchange

$807,082,000 aggregate principal amount of outstanding 3.950% Notes due 2025

(CUSIP Nos. 30161N AM3 and U3002L AA0)

for

$807,082,000 aggregate principal amount of newly issued 3.950% Notes due 2025 that will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)

(CUSIP No. 30161N AN1)

and

$333,485,000 aggregate principal amount of outstanding 4.950% Notes due 2035

(CUSIP Nos. 30161N AP6 and U3002L AB8)

for

$333,485,000 aggregate principal amount of newly issued 4.950% Notes due 2035 that will be issued in a transaction registered under the Securities Act

(CUSIP No. 30161N AQ4)

and

$741,001,000 aggregate principal amount of outstanding 5.100% Notes due 2045

(CUSIP Nos. 30161N AR2 and U3002L AC6)

for

$741,001,000 aggregate principal amount of newly issued 5.100% Notes due 2045 that will be issued in a transaction registered under the Securities Act

(CUSIP No. 30161N AS0)

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2016 UNLESS EXTENDED (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

We are enclosing herewith a prospectus, dated                     , 2016 (the “Prospectus”), of Exelon Corporation, a Pennsylvania corporation (the “Company”), and an accompanying letter of transmittal that together constitute the offer by the Company (the “Exchange Offers”) to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the corresponding letter of transmittal (the “Letter of Transmittal”) (i) up to $807,082,000 aggregate principal amount of the Company’s outstanding 3.950% Notes due 2025 (CUSIP Nos. 30161N AM3 and U3002L AA0) (the “original 2025 notes”) for a like principal amount of the Company’s 3.950% Notes due 2025 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AN1) (the “exchange 2025 notes”), (ii) up to $333,485,000 aggregate principal amount of the Company’s outstanding 4.950% Notes due 2035 (CUSIP Nos. 30161N AP6 and U3002L AB8) (the “original 2035 notes”) for a like principal amount of the Company’s 4.950% Notes due 2035 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AQ4) (the “exchange 2035 notes”) and (iii) up to $741,001,000 aggregate principal amount of the Company’s outstanding 5.100% Notes due 2045 (CUSIP Nos. 30161N AR2 and U3002L AC6) (the “original 2045 notes” and, together with the original 2025 notes and the original 2035 notes, the “original notes”) for a like principal amount of the Company’s 5.100% Notes due 2045 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AS0) (the “exchange 2045 notes” and, together with the exchange 2025 notes and the exchange 2035 notes, the “exchange notes”).

The original notes were issued and the exchange notes will be issued under an indenture, dated as of June 11, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 11, 2015, by and between the Company and the Trustee, and the second supplemental indenture, dated as of December 2, 2015, by and between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

Enclosed are copies of the following documents:

1.	Prospectus, dated , 2016;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery; and

4.	Letter to Clients that may be sent to your clients for whose account you hold original notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the Exchange Offers.

We urge you to contact your clients promptly. Please note that the Exchange Offers will expire on the Expiration Date unless extended.

The Exchange Offers are not conditioned upon any minimum number of original notes being tendered. Pursuant to the Letter of Transmittal, each holder of original notes will represent to the Company that:

(i)	any exchange notes that the holder will acquire in exchange for original notes will be acquired in the ordinary course of business of the holder;

(ii)	the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution of any exchange notes issued to the holder;

(iii)	the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv)	the holder is not a broker-dealer who purchased the original notes for resale pursuant to an exemption under the Securities Act tendering original notes acquired directly from the Company for the holder’s own account; and

(v)	the holder is not restricted by any law or policy of the U.S. Securities and Exchange Commission from trading the exchange notes acquired in the Exchange Offers.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities, it will represent that the original notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes, the broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the original notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of original notes pursuant to the Exchange Offers. The Company will pay or cause to be paid any transfer taxes payable on the transfer of original notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the undersigned.

Very truly yours,

EXELON CORPORATION

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